Exhibit 23.2

ALAUDIN A. JAMAL, C.A.

B.Sc. (Econ); F.C.A. (Eng); C.A.

Chartered Accountant

INDEPENDENT AUDITOR'S CONSENT

January 9, 2003

To the Stockholders of
Ideal Accents, Inc. and Subsidiaries
Miami, Florida

Dear Sirs:

Re.: Autofun Canada Inc. and Somani Holdings Inc.

I consent to the incorporation by reference in this Registration Statement of Ideal Accents, Inc. and Subsidiaries on Form SB-2/A of our report dated December 31, 2001 of Autofun Canada Inc. for the period from March 1, to November 30, 2001, our report dated August 31, 2001 of Autofun Canada Inc. for the year ended February 28, 2001, our report dated December 24, 2002 of Autofun Canada Inc. for the year-ended February 29, 2000 and our report dated December 28, 2001 of Somani Holdings Inc. for the period-ended November 30, 2001.  I also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

Yours truly,

A.A. Jamal, Chartered Accountant

/s/Alaudin A. Jamal

Alaudin A. Jamal, C.A.

AAJ/ab

7100 Woodbine Ave., Ste. 305, Markham, Ontario L3R 5J2 * Tel: (905)479-1222* Fax (905) 479-2323 * aajca@hotmail.com